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                                                                EXHIBIT 23.2


                                    CONSENT

        We hereby consent to the references in the Prospectus which is part of the Registration Statement on Form S-11 for Brandywine Realty Trust (the "Registration Statement") to (i) the statistical and other information from our Mid-Year 1996 Philadelphia Office Market Report and Mid-Year 1996 Philadelphia Industrial Market Report and from 10 additional market analyses, each dated August 1, 1996, which were prepared by us at the request of Brandywine Realty Trust, and (ii) to the data reflected in the chart under the caption "Historical Feet Under Construction -- Philadelphia MSA"; and we further consent to the reference to us under the heading "Experts" in the Registration Statement.


                                        CUSHMAN & WAKEFIELD OF
                                        PENNSYLVANIA, INC.


                                        By: /s/ John B. Rush
                                           --------------------------
                                           Name:  John B. Rush
                                           Title: Director